Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bitwise Ethereum ETF (the “Trust”) on Form 10-Q for the period ending March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hunter Horsley, the President and Treasurer of Bitwise Investment Advisers, LLC, the sponsor of the Trust, hereby certify, to the best of my knowledge, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: May 12, 2025	By	/s/ Hunter Horsley
	Name:	Hunter Horsley*
	Title:	Director and President (Principal Executive Officer)

* The registrant is a trust and Hunter Horsley is signing in his capacity as Principal Executive Officer of Bitwise Investment Advisers, LLC, the sponsor of the Trust.